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                                                                    EXHIBIT 10.9

                               Sublease Agreement

         This Sublease Agreement ("Sublease") is made as of the first day of August 2000 by and between BE Aerospace, Inc., a Delaware corporation (herein "Sublandlord") and Advanced Thermal Technologies Inc., a Delaware corporation and wholly owned subsidiary of BE Aerospace, Inc. (herein "Subtenant").

                                    RECITALS

         This Sublease is made with regard to the following facts:

         A. Sublandlord is the tenant under the Standard Industrial/Commercial Single-Tenant Lease-Net (herein the "Master Lease"), dated October 1998, with Kilroy Realty, L.P., a Delaware limited partnership (herein the "Master Landlord"). A copy of that Master Lease is attached to this Sublease and marked as Exhibit A. Under the Master Lease, Sublandlord leases Building 5 of Anaheim Technology Center located at 3355 East La Palma Avenue, Anaheim, California, 92806, which includes approximately 98,200 square feet of Floor Area, as improved, the Exclusive Use Areas and the Lessee Parking Areas (as such terms are defined in the Master Lease), which building and areas are collectively referred to herein as the "Premises".

         B. Subtenant desires to sublease from Sublandlord a portion of the Premises for Subtenant's exclusive use and occupancy, as well as the nonexclusive use of the Premises' corridors, hallways, stairwells, elevators, lobby(s), lunch rooms, conference and meeting rooms, shipping and receiving docks, Exclusive Use Areas and Lessee Parking Areas (collectively the "Subleased Premises"), which Subleased Premises are more particularly described in Exhibit B attached to this Sublease. Sublandlord has agreed to sublease the Subleased Premises to Subtenant on the terms, covenants and conditions stated in this Sublease.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

         1. Sublease. Sublandlord subleases to Subtenant and

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Subtenant subleases from Sublandlord the Subleased Premises, subject to the terms, covenants, and conditions contained in this Sublease. Sublandlord and Subtenant agree that the Subleased Premises shall, among other things, contain up to 20,000 square feet of Floor Area for Subtenant's exclusive use and occupancy as more particularly described in Exhibit B attached to this Sublease.

         2. Term. The terms and provisions of this Sublease shall be effective between Sublandlord and Subtenant as of the date of this Sublease. The term of this Sublease will commence on August 01, 2000, and will expire July 31, 2005, unless sooner terminated by Subtenant upon six (6) months written notice to Sublandlord.

         3. Rent. Subtenant will pay rent during the term of this Sublease in the amount of $25,000.00 dollars per month ("Rent"), payable monthly in advance on the first business day of each month. Furthermore, in the event that the term of this Sublease begins or ends on a date that is not the first day of a month, Rent will be prorated as of that date.

                  The monthly Rent payable under this section of the Sublease is inclusive of all real property taxes relating to the Subleased Premises, all operating, utility, security, janitorial and maintenance costs and expenses relating to Subtenant's use and occupancy of the Subleased Premises, the premises' common areas, the Exclusive Use Areas and the Lessee Parking Areas, as well as all premiums and costs for real property insurance covering the Premises and the Subleased Premises. Concurrent with Subtenant's execution of this Sublease, Subtenant will deliver to Sublandlord the first month's Rent in the amount of $25,000.00.

         4. Additional Rent. Subtenant acknowledges that during the term of this Sublease should it need more than 20,000 square feet of Floor Area (as defined in the Master Lease) for its exclusive use and occupancy and/or adds a second or third shift to its manufacturing operations, then rent, in additional to the Rent set forth in section 3 above, would be due from it to Sublandlord.

                  The amount of the additional rent will be mutually agreed to by Sublandlord and Subtenant and will relate to the amount of additional Floor Area needed by Subtenant and/or the increase in operating, utility, janitorial, maintenance,

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security expenses attributed to a second or third shift. If Subtenant and
Sublandlord are unable to agree to the amount of additional rent, then such issue shall be promptly submitted by the parties to this Sublease to binding arbitration through the American Arbitration Association, which entity shall decide the issue using a panel of three arbitrators in accordance with its standard rules and procedures. The cost of the arbitration shall be borne equally by Subtenant and Sublandlord. Subtenant agrees to pay the additional rent to Sublandlord monthly along with the Rent due under section 3 of this Sublease.

         5. Use. Subtenant agrees to use the Subleased Premises in accordance with paragraph 1.8 of the Master Lease entitled Permitted Use, and for no other purpose.

         6. Master Lease. As between the parties to this Sublease only, in the event of a conflict between the terms of the Master Lease referenced herein and the terms of this Sublease, the terms of this Sublease shall control.

         7. Performance by Sublandlord; Status of Master Lease.

                  7.1. Subtenant will not have any claim against Sublandlord based on the Master Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublandlord's act or failure to act.

                  7.2 Obtaining Master Landlord's Consent. Whenever the consent of the Master Landlord is required under the Master Lease, Sublandlord agrees to use its reasonable, good faith efforts to obtain that consent or performance on behalf of Subtenant.

                  7.3 No Existing Defaults. Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect, and Sublandlord has neither given nor received a notice of default under the Master Lease.

                  7.4 Preservation of Master Lease. Sublandlord agrees not to terminate the Master Lease voluntarily, or modify the Master Lease in a manner that adversely affects Subtenant's rights under this Sublease. Subtenant and Sublandlord will each refrain from any act or omission that would result in a breach of any of the covenants, provisions, or conditions of the Master Lease on the part of the Lessee under the Master Lease.

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         8. Brokers. The parties to this Sublease represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease.

         9. Insurance and Condemnation.

                  9.1 Liability Insurance. Subtenant shall obtain and keep in force during the term of this Sublease, either by a separate policy or an endorsement to an existing policy, a Commercial General Liability policy of insurance protecting Subtenant against claims for bodily injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Subleased Premises and all areas appurtenant thereto, with coverage in an amount not lees than $1,000,000 per occurrence.

                  9.2 Subtenant Property Insurance. Subtenant at its cost shall either by a separate policy or an endorsement to an existing policy maintain insurance coverage on all of Subtenant's personal property in or about the Subleased Premises in such amounts and with such deductibles as deemed prudent by Subtenant.

                  9.3 Condemnation Proceeds. Despite anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant, in the event of damage to or condemnation of the Subleased Premises, all insurance proceeds or condemnation awards actually received by Sublandlord under the Master Lease with respect thereto shall be deemed to be the property of Subtenant. In the event of damage to or condemnation of the Subleased Premises, however, Sublandlord will have no obligation to rebuild or restore the Subleased Premises.

         10. Environmental Compliance.

                  10.1 Subtenant's Obligations.

                    (a) Subtenant agrees that it will remediate both during and following the term of this Sublease, to the satisfaction of the applicable Laws, any release into, on or about the Subleased Premises of Hazardous Substance (as such term is defined in the Master Lease) that is required to be remediated under applicable Laws, to the extent such release

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results from Subtenant's use of the Subleased Premises. In those instances where
Subtenant has a duty to remediate pursuant to the immediately preceding sentence, Subtenant shall commence the process necessary for such remediation with reasonable promptness following the receipt of written notice from Sublandlord or any applicable governmental or regulatory agency to the governmental requirement for such remediation, and thereafter shall pursue such remediation to completion with reasonable promptness. Subtenant agrees that any such remediation required under this section 10.1 shall be conducted in a manner consistent with the standard of remediation applied to similar contaminations with respect to comparable commercial projects in California. Notwithstanding any provision of this section 10.1 to the contrary, (i) Subtenant shall not be responsible for any current, pre-existing or future contamination of the Subleased Premises by Hazardous Substances to the extent such contamination did not result from Subtenant's use of the Subleased Premises, and (ii) Subtenant shall have no obligation to pay to or reimburse Sublandlord for (or otherwise bear) any expense, cost or liability with respect to such contamination to the extent the same did not result from Subtenant's use of the Subleased Premises.

                  (b) In any case where Subtenant is required to remediate (or bear the cost of remediating) any Hazardous Substance in, on or about the Subleased Premises (i) Subtenant shall be permitted to supervise investigation of the extent of the release of Hazardous Substance in question, (ii) Subtenant shall be permitted, subject to the reasonable approval Sublandlord, to structure and negotiate the remediation plan to be submitted to and approved by the governmental authorities having jurisdiction, and (iii) Subtenant shall be permitted to supervise the actual remediation. In connection with the foregoing, Subtenant shall be provided, free of charge, with reasonable access to all portions of the Subleased Premises possibly relevant to the foregoing activities, including reasonable access beyond the term of the Sublease.

         11. Amounts Payable. All amounts payable under this Sublease by Subtenant are payable directly to Sublandlord.

         12. Provisions of Master Lease Not Applicable. The provisions of the Master Lease, except as otherwise provided herein, do not apply to this Sublease.

         13. "As-Is." Sublandlord will deliver the Subleased

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Premises to Subtenant in their current "as is" and "where is" condition.
Notwithstanding the foregoing, Sublandlord warrants to Subtenant that, as of August 01, 2000, the Subleased Premises are free of defects and in good operating condition and are in compliance with all applicable Laws, as defined in this Sublease. If any non-compliance with said warranty or warranties exists, Sublandlord shall promptly after receipt of notice from either Subtenant, or any other third party as applicable, setting forth the nature and extent of such non-compliance, rectify the same at Sublandlord's sole expense.

         14. Subtenant's Furniture and Equipment. Sublandlord and Subtenant agree that the Subleased Premises contain the furniture and equipment listed on Exhibit C to this Sublease (herein the "Furniture and Equipment"), which Furniture and Equipment are the sole property of Subtenant and will remain the sole property of Subtenant on the expiration and/or earlier termination of this Sublease. It is expected that Subtenant will bring additional furniture and equipment to the Subleased Premises during the term of the Sublease, and that Exhibit C will be amended from time to time to reflect such additional property. Subtenant has the authority and right to reasonably remove the Furniture and Equipment from the Subleased Premises in its sole discretion.

         15. Compliance with Laws and Rules/Regulations. Subtenant shall, at Subtenant's expense, comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions (herein collectively the Laws) in effect during the term of this Sublease, relating to the specific use or occupation of the Subleased Premises by Subtenant. Subtenant shall also observe and comply with the Rules and Regulations set forth in Exhibit F to the Master Lease, and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect by the Master Landlord and furnished to Subtenant by Sublandlord.

         16. Subtenant Indemnity. Upon timely notice from Sublandlord, Subtenant agrees to protect, defend, indemnify, and hold harmless Sublandlord from and against any and all liabilities, claims, expenses, losses and damages (including reasonable attorney fees and costs), that may at any time be asserted against Sublandlord by (a) the Master Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions, or conditions contained in this Sublease, or (b) any third party as a result of Subtenant's

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wrongful use or occupancy of the Subleased Premises; except to the extent any of the foregoing is caused by the negligence or willful misconduct of Sublandlord. In the event any action or proceeding is brought against Sublandlord by reason of any claim under this section 16, Subtenant, upon timely notice from Sublandlord, shall defend the same at Subtenant's expense by counsel reasonably satisfactory to Sublandlord. The provisions of this section 16 will survive the expiration or earlier termination of the Master Lease or this Sublease.

         17. Sublandlord Indemnity. Upon timely notice from Subtenant, Sublandlord agrees to protect, defend, indemnify, and hold harmless Subtenant from and against any and all liabilities, claims, expenses, losses and damages (including reasonable attorney fees and costs), that may at any time be asserted against Subtenant by any third party, including the Master Landlord, as a result of Sublandlord's use or occupancy of the Premises, except to the extent any of the foregoing is caused by the negligence or willful misconduct of Subtenant. In the event any action or proceeding is brought against Subtenant by reason of any claim under this section 17, Sublandlord, upon timely notice from Subtenant, shall defend the same at Sublandlord's expense by counsel reasonably satisfactory to Subtenant. The provisions of this section 17 will survive the expiration or earlier termination of the Master Lease or this Sublease.

         18. Notices. Any notice that may or must be given by either party under this Sublease will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party to whom it is intended. Any notice given to Sublandlord or Subtenant shall be sent to the respective address set forth on the signature page below, or to such other address as that party may designate for service of notice by a notice given in accordance with the provisions of this section 18. A notice sent pursuant to the terms of this section 18 shall be deemed delivered
(A) when delivery is completed, if delivered personally, (B) three (3) business days after deposit into the United States mail, or (C) the business day following deposit with a nationally recognized overnight courier if the delivery is marked for delivery "next business day."

         19. Certificates. Each party to this Sublease will, from time to time as requested by the other party, on not less than thirty (30) days written notice, execute, acknowledge, and

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deliver to the other party a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that this Sublease is in full force and effect as modified and stating the modifications). That statement will certify the dates to which Rent, additional rent, and any other charges have been paid. That statement will also state whether, to the knowledge of the person signing the certificate, the other party is in default in the performance of any of its obligations under this Sublease. If the other party is in default, the statement will specify each default of which the signer then has knowledge. It is intended that others with whom the party requesting the certificate may be dealing may rely on this statement.

         20. Assignments or Subleasing. Subtenant is not entitled to assign this Sublease or to sublet all or any portion of the Subleased Premises without the prior written consent of Sublandlord, which consent may be withheld by Sublandlord for no reason or any reason.

         21. Signage. Subtenant, at its expense, shall the right to place any sign upon the interior and exterior of the Subleased Premises, as well as any monument signs on East La Palma Avenue, to the extent of and consistent with Sublandlord's signage rights and obligations contained in paragraph 34(a) and
(b) the Master Lease (section 27 of the Addendum to the Master Lease).

         22. Limitation on Liability. The obligations of Sublandlord and Subtenant under this Sublease do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Sublandlord or Subtenant, and neither party shall seek recourse against the individual partners, directors, officers, members or shareholders of the other party.

         23. General Provisions.

                  23.1. Severability. If any provision of this Sublease or the application of any provision of this Sublease to any person or circumstance is, to any extent, held to be invalid or unenforceable, the remainder of this Sublease or the application of that provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Sublease will be valid and be enforced to the fullest extent permitted by law.

                  23.2. Entire Agreement; Waiver. This Sublease

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constitutes the final, complete and exclusive statement between the parties to this Sublease pertaining to the Subleased Premises, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors, and assigns. No party has been induced to enter into this Sublease by, nor is any party relying on any representation or warranty outside those expressly set forth in this Sublease. Any agreement made after the date of this Sublease is ineffective to modify, waive, release, terminate, or effect an abandonment of this Sublease, in whole or in part, unless that agreement is in writing, is signed by the parties to this Sublease, and specifically states that agreement modifies this Sublease.

                  23.3 Captions. Captions to the sections in this Sublease are included for convenience only and do not modify any of the terms of this Sublease.

                  23.4 Further Assurances. Each party to this Sublease will at its own cost and expense execute and deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Sublease.

                  23.5. Governing Law. This Sublease will be governed by and in all respects construed in accordance with the laws of the State of California.

                  23.6. Consent of Landlord. The Master Landlord's written consent to this Sublease is not required pursuant to section 12.1 (f) of the Master Lease. Subtenant is a wholly owned subsidiary of Sublandlord and Sublandlord is not assigning the Master Lease to Subtenant.

                  23.7. Capitalized Terms. All terms spelled with initial capital letters in this Sublease that are not expressly defined in this Sublease will have the respective meanings given such terms in the Master Lease to the extent applicable.

                  23.8. Word Usage. Unless the context clearly requires otherwise, (a) the plural and singular numbers will each be deemed to include the other; (b) the masculine, feminine, and neuter genders will each be deemed to include the others; (c) "shall," "will," "must," "agrees," and "covenants" are each mandatory; (d) "may" is permissive; (e) "or" is not

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exclusive; and (f) "includes" and "including" are not limiting.

The parties have executed this Sublease as of the date specified above.

Sublandlord:

BE Aerospace, Inc.,
a Delaware corporation

By:      /s/ J. Holtzman
     --------------------------

Its:     Vice President
     --------------------------



Address of Sublandlord:

1400 Corporate Center Way
Wellington, FL 33414
TEL: (561)791-5000
FAX: (561)791-3966


Subtenant:

Advanced Thermal Technologies Inc.,
a Delaware corporation

By:      /s/ Bruce Thayer
     --------------------------

Its:     President
     --------------------------



Address of Subtenant:

3355 East La Palma Avenue
Anaheim, CA 92806
TEL:(714)688-4200
FAX:(714)688-4153


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         EXHIBIT A

         Master Lease.

         EXHIBIT B

         Description of Subleased Premises subject to Subtenant's exclusive use and occupancy.

         EXHIBIT C

         Subtenant's list of Furniture and Equipment.


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